UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2025

BUTLER NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Kansas	0-1678	41-0834293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Aero Plaza, New Century, Kansas	66031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (913) 780-9595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 11, 2025, the Board of Directors (the “Board”) of Butler National Corporation (the “Company”) was increased in size from 6 director positions to 7 and Julie M. Bowen was appointed to fill the newly created vacancy. The Board determined that Ms. Bowen qualifies as an “independent director” pursuant to the standards of the Nasdaq stock exchange and qualifies as an “audit committee financial expert” pursuant to Securities and Exchange Commission rules. Ms. Bowen was appointed to serve on the Company’s Audit Committee. Ms. Bowen joins the Board of Directors a Class II Director that is subject to re-election at the annual meeting of stockholders in 2026. Ms. Bowen’s role as a director and audit committee member requires completion of a satisfactory Kansas Racing and Gaming Commission background investigation.

Ms. Bowen, age 41, is a certified public accountant and has been the Chief Financial Officer at Legacy Infrastructure Group, a privately held construction company since 2022. Previously, Ms. Bowen was the Chief Financial Officer at Samson Dental Partners (2019-2020) and Bright Tiger Dental Management (2019-2021), each a dental support organization spanning dental practices across three states. From 2016 to 2019, Ms. Bowen was Chief Financial Officer for several entities within Tanner Consolidated Holdings, a privately held diversified holding company with investments in real estate, hospitality and food and beverage industries. From 2010 to 2016, Ms. Bowen simultaneously worked as controller at Ferrell Capital, Inc., a private family office, and Chief Compliance Officer of Samson Capital Management, an SEC registered investment advisor. From 2007 to 2010, Ms. Bowen was an Audit Senior Associate with KPMG. Ms. Bowen holds a B.S. degree in Business Administration and Accounting as well as a Master of Accountancy degrees, both from Kansas State University.

There is no arrangement or understanding between Ms. Bowen and any other persons pursuant to which Ms. Bowen was appointed to serve on the Board. Ms. Bowen does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

As a non-executive director, Ms. Bowen will receive $10,000 in cash and $12,500 in Company common stock per quarter for service as a director. For a description of the Company’s director compensation programs, see “Director Compensation” in the definitive proxy statement filed by the Company on September 16, 2024, in connection with its 2024 Annual Meeting of Stockholders.

The Company issued a press release announcing the appointment of Ms. Bowen to the Board on April 14, 2025, which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release dated April 14, 2025
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUTLER NATIONAL CORPORATION

Date: April 14, 2025	/s/Christopher J. Reedy Christopher J. Reedy Chief Executive Officer